Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Linn Energy, LLC and Linn Energy Finance Corp. of our report dated March 31, 2014 relating to the financial statements, which appears in Berry Petroleum Company, LLC’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

April 2, 2014